Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS, 11TH FLOOR

NEW YORK, NEW YORK 10105

                         April 2, 2014

Empire Resorts, Inc.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

We have acted as counsel to Empire Resorts, Inc. (the “Company”) in connection with: (i) the registration statement on Form S-3 (Registration No. 333-193176) (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission (the “Commission”) on January 3, 2014, as amended on February 3, 2014 and February 11, 2014, and as declared effective on February 11, 2014; (ii) the Prospectus Supplement, dated April 2, 2014 (the “Prospectus Supplement”), of the Company, filed with the Commission under Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) related to the issuance and sale by the Company 2,462,442 non-transferable subscription rights (the “Subscription Rights”) to purchase 2,462,442 shares of common stock, par value $0.01 per share (the “Rights Shares”); and (iii) the current report on Form 8-K dated April 2, 2014 (the “Form 8-K”) pertaining to the offering of the Subscription Rights and Rights Shares (the “Rights Offering”) and which will include this opinion letter as an exhibit and result in it being filed by the Company with the Commission as Exhibit 5.1 to the Registration Statement by incorporation by reference.

In connection with the opinions expressed herein, we have examined:

(i)	the Registration Statement;

(ii)	the base prospectus contained in the Registration Statement (the “Base Prospectus”);

(iii)	the Prospectus Supplement;

(iv)	the form of subscription rights certificates, which evidence the Subscription Rights (the “Subscription Rights Certificates”); and

(v)	the records of corporate proceedings of the Company that have occurred prior to the date hereof with respect to the Registration Statement, including the Base Prospectus and the Prospectus Supplement, and the Rights Offering (and the related agreements, instruments and documents to which the Company is a party).

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of Delaware and of officers of the Company as we have deemed necessary or appropriate in order to express the opinions hereinafter set forth.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Subscription Rights when issued in accordance with the terms of the Subscription Rights Certificate and in the manner contemplated by the Registration Statement, including the Base Prospectus and Prospectus Supplement, will be validly issued and valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. The Rights Shares when issued and delivered against payment therefor, in accordance with the terms of the Subscription Rights Certificate and in the manner contemplated by the Registration Statement, including the Base Prospectus and Prospectus Supplement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the General Corporation Law of the State of Delaware, as currently in effect, together with applicable provisions of the Constitution of Delaware and relevant decisional law, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K, dated April 2, 2014, which is incorporated by reference in the Registration Statement. We also consent to the reference of our firm under the caption “Experts” in the Prospectus Supplement and in each case in any amendment or supplement thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the related rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ ELLENOFF GROSSMAN & SCHOLE LLP